VITALWORKS INC.

Confirming Statement


This Statement confirms that the undersigned, Joseph D. Hill, has authorized and designated John M. Weaver, Stephen L. Hicks, Nancy DeNicola, or Kevin M. Silk to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) and the Form ID Application for Edgar Access Codes that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of VitalWorks Inc. The authority of John M. Weaver, Stephen L. Hicks, Nancy DeNicola, or Kevin M. Silk under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned's ownership of or transactions in securities of VitalWorks Inc., unless earlier revoked in writing. The undersigned acknowledges that none of John M. Weaver, Stephen L. Hicks, Nancy DeNicola, or Kevin M. Silk is assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.


10/1/04				By: /s/ Joseph D. Hill
Date			    	         Joseph D. Hill